UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 12, 2015 (November 9, 2015)

CHANGE HEALTHCARE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34435	20-5799664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN	37214
(Address of Principal Executive Offices)	(Zip Code)

(615) 932-3000

(Registrant’s telephone number, including area code)

Emdeon Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 9, 2015, Emdeon Inc. (the “Company”) amended its Second Amended and Restated Certificate of Incorporation to change its name to Change Healthcare Holdings, Inc. (the “Amendment”). The Amendment was duly approved by the Company’s Board of Directors and was effective upon filing with the Delaware Secretary of State on November 9, 2015. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and a copy of the Company’s Third Restated Certificate of Incorporation, reflecting all amendments to date, is attached hereto as Exhibit 3.2, and each is incorporated herein by reference. In conjunction with the name change, the Board of Directors also approved an administrative amendment to the Company’s By-Laws to reflect the Company’s new name. A copy of the Company’s Third Amended and Restated By-Laws is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation

3.2	Third Restated Certificate of Incorporation

3.3	Third Amended and Restated By-Laws of Change Healthcare Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE HOLDINGS, INC.

Date: November 12, 2015	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation

3.2	Third Restated Certificate of Incorporation

3.3	Third Amended and Restated By-Laws of Change Healthcare Holdings, Inc.